Exhibit 99.1

News Release

Trustmark Corporation Announces Second Quarter 2016 Financial Results

JACKSON, Miss. – July 26, 2016 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $21.5 million in the second quarter of 2016, representing diluted earnings per share of $0.32.  Excluding a one-time charge related to a voluntary early retirement program, net income totaled $27.2 million, which represented $0.40 in diluted earnings per share.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable September 15, 2016, to shareholders of record on September 1, 2016.

Second Quarter Highlights

•	Loans held for investment increased $137.2 million, or 7.6% annualized, from the prior quarter and $958.1 million, or 14.9%, year-over-year
•	Continued solid credit quality, reflecting reductions in nonperforming assets
•	Revenue excluding income on acquired loans increased 1.2% linked quarter, or 4.8% annualized, and 2.0% year-over-year to total $132.6 million in the second quarter
•

Voluntary early retirement program resulted in one-time, pre-tax charge of $9.3 million in the second quarter; expected pre-tax savings of approximately $4.2 million for the remainder of 2016 and $8.5 million in 2017

•	Routine noninterest expense – which excludes ORE, intangible amortization and the one-time voluntary early retirement charge – remained well controlled at $98.0 million

Gerard R. Host, President and CEO, stated, “Trustmark achieved another quarter of solid financial results.  We continued to maintain and expand customer relationships by growing loans across our five-state franchise, while maintaining solid credit quality.  Our other lines of business continued to perform well, reflecting strength in insurance commissions, wealth management revenue and mortgage loan-production volume.  Routine noninterest expense remained well controlled.  Furthermore, this past quarter – as part of the J.D. Power 2016 U.S. Retail Banking Satisfaction Study – Trustmark was recognized as having the ‘Highest Customer Satisfaction with Retail Banking in the South Central Region’*.  We appreciate this recognition from our customers and thank our associates for their commitment to excellent customer service.  Thanks to our associates, solid profitability and strong capital base, Trustmark remains well positioned to continue meeting the needs of our customers and creating long-term value for our shareholders.”

Balance Sheet Management

•	Continued diversified legacy loan growth demonstrates the value of Trustmark’s five-state franchise
•	Noninterest-bearing deposits represented 30.3% of total average deposits, contributing to a total cost of deposits of 0.13%
•	Solid capital base continues to provide flexibility in pursuing growth opportunities

Loans held for investment totaled $7.4 billion at June 30, 2016, reflecting an increase of 1.9% from the prior quarter and 14.9% year-over-year.  Relative to the prior quarter, commercial and industrial loans expanded $98.0 million, driven primarily by growth in Tennessee, Mississippi and Alabama.  Other real estate secured loans, which include multifamily projects, increased $50.0 million as growth in Mississippi, Tennessee, Texas and Alabama more than offset a marginal reduction in Florida.  Construction, land development and other land loans increased $20.9 million, primarily reflecting funding of existing construction loans in Texas, Alabama, Florida and Mississippi.  Loans to state and other political subdivisions increased $18.4 million, principally driven by growth in Mississippi.  During the quarter, Trustmark sold the vast majority of lower-rate, longer-term home mortgages in the secondary market, rather than replacing the runoff in its single-family loan portfolio; as a result, the single-family mortgage portfolio decreased by $20.0 million.

Acquired loans totaled $339.0 million at June 30, 2016, down $25.7 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $7.7 billion at June 30, 2016, up $111.4 million, or 6.0% annualized, from the prior quarter.

Deposits totaled $9.5 billion at June 30, 2016, decreasing 1.1% from the prior quarter.  Trustmark continues to maintain an attractive, low-cost deposit base with a total cost of deposits of 0.13%.  The favorable mix of interest-bearing liabilities yielded a total cost of funds of 0.29% for the second quarter of 2016.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  During the second quarter, Trustmark repurchased approximately 34 thousand of its common shares.  The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions.  At June 30, 2016, Trustmark’s tangible equity to tangible assets ratio was 8.97%, while its total risk-based capital ratio was 13.82%.  Tangible book value per share was $16.76 at June 30, 2016, up 7.6% year-over-year.

Credit Quality

•	Nonperforming loans and other real estate decreased 7.9% and 3.2%, respectively, from the prior quarter
•	Net charge-offs were negligible, representing approximately 0.03% of average loans for the second quarter
•	Allowance for loan losses represented 231.13% of nonperforming loans, excluding specifically reviewed impaired loans
•	Allowance for held for investment and acquired loans represented 1.09% of total held for investment and acquired loans

Criticized and classified loans declined during the second quarter, reflecting continued solid credit quality.  Compared to the prior quarter, criticized and classified loan balances decreased 3.7% and 3.3%, respectively.  Compared to balances one year earlier, criticized and classified loan balances decreased 10.4% and 5.4%, respectively.

At June 30, 2016, nonperforming loans totaled $65.1 million, down 7.9% linked quarter and 4.8% year-over-year.  Other real estate totaled $69.5 million, reflecting a decline of 3.2% from the prior quarter and 23.4% from the same period one year earlier.

Allocation of Trustmark's $71.8 million allowance for loan losses represented 1.05% of commercial loans and 0.70% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.97% at June 30, 2016, representing a level management considers commensurate with the inherent risk in the loan portfolio.  Collectively, the allowance for both held for investment and acquired loan losses represented 1.09% of total loans, which include held for investment and acquired loans.

Unless noted otherwise, all of the above credit quality metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Revenue Generation

•	Net interest income (FTE) excluding income on acquired loans totaled $92.9 million in the second quarter, remaining stable from the prior quarter and up 5.1% year-over-year
•	Insurance and wealth management revenue demonstrated solid growth, increasing 12.2% and 8.1%, respectively, from the prior quarter as well as 2.5% and 3.2%, respectively, year-over-year
•	Mortgage loan-production volume increased 31.4% linked-quarter and decreased 3.1% from the same period one year earlier

Net interest income (FTE) in the second quarter totaled $100.9 million, which resulted in a net interest margin of 3.56%.  Compared to the prior quarter, net interest income (FTE) increased $1.7 million, which reflects continued growth in interest income from both the held for sale and held for investment loan portfolios, in addition to a higher level of recoveries from the acquired loan portfolio.  The yield on acquired loans in the second quarter totaled 9.26% and included recoveries from settlement of debt of $2.9 million; this compares to $1.2 million in recoveries from settlement of debt in the prior quarter.  The net interest margin (FTE) excluding both acquired loans and yield maintenance payments totaled 3.38% in the second quarter, remaining unchanged from the prior quarter.

Noninterest income totaled $44.2 million in the second quarter, increasing 2.2% linked quarter.  Relative to the prior quarter, service charges on deposit accounts remained stable, while bank card and other fees increased 7.5%.  Other, net increased 54.5%, or $484 thousand, from the prior quarter primarily because of growth in other miscellaneous income.

Insurance revenue totaled $9.6 million in the second quarter, representing an increase of 12.2% from the prior quarter and 2.5% from the same period one year earlier.  The performance this quarter was primarily driven by the commercial property and casualty line of business.  Wealth management revenue in the second quarter totaled $8.0 million, up 8.1% and 3.2% from the prior quarter and year-over-year, respectively.  The linked-quarter increase reflects growth in both the trust management business and annuity income.

Mortgage banking revenue in the second quarter totaled $6.7 million, down $2.0 million from the prior quarter and $2.8 million year-over-year.  The linked-quarter change primarily reflects expanded secondary marketing gains that were more than offset by an unfavorable mortgage servicing hedge ineffectiveness and a lower level of mark-to-market gains on mortgage loans held for sale.  Mortgage loan production in the second quarter totaled $404.0 million, up 31.4% from the prior quarter and down 3.1% year-over-year.

Noninterest Expense

•	Authorized the termination of a frozen noncontributory tax-qualified defined benefit pension plan, effective as of December 31, 2016
•	Delivery channel optimization: closed the previously announced six branch offices across Alabama, Mississippi and Florida

Trustmark continued proactive measures to manage noninterest expense.  During the second quarter, Trustmark announced the results of its voluntary early retirement program.  Of those eligible for the program, 188 associates, or 6.38% of the workforce, retired by June 30, 2016.  As previously mentioned, a one-time, pre-tax charge of $9.3 million related to this program was incurred during the second quarter.  The result of this program is expected to produce pre-tax savings of approximately $4.2 million for the remainder of 2016 and $8.5 million for full year 2017.

Excluding ORE expense and intangible amortization of $2.9 million and the one-time voluntary early retirement charge of $9.3 million, routine noninterest expense in the second quarter totaled $98.0 million.  Salaries and benefits expense – excluding $9.1 million of the one-time voluntary early retirement charge – was $58.0 million, which increased marginally from the prior quarter as a result of higher mortgage-production commissions.  Services and fees remained stable from the prior quarter, while ORE and foreclosure expense increased $1.0 million.  Other expense – excluding the remaining $230 thousand of the one-time voluntary early retirement charge – totaled $12.4 million, up $439 thousand on a comparable basis from the prior quarter.

On July 26, 2016, Trustmark’s Board of Directors authorized the termination of a frozen noncontributory tax-qualified defined benefit pension plan (the “Plan”), which will be effective December 31, 2016.  A one-time, pre-tax pension settlement expense of approximately $12.0 million will be recognized when paid by Trustmark during the second quarter of 2017.  Additionally, Trustmark elected to de-risk the Plan’s investment portfolio, thus reducing the expected rate of return on the Plan’s investment assets.  As a result, Trustmark estimates that the periodic benefit cost will increase by $1.2 million in the second half of 2016.  The expected net pre-tax savings, once completed, from the termination of the Plan are estimated to total between $3.0 to $4.0 million annually.  Trustmark remains committed to investments that promote profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 27, 2016, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com, which will also include a slide presentation Management will review during the conference call.  A replay of the conference call will also be available through Wednesday, August 10, 2016, in archived format at the same web address or by calling (877) 344-7529, passcode 10088419.

Trustmark Corporation is a financial services company providing banking and financial solutions through 194 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

*Disclaimer

Trustmark National Bank received the highest numerical score among 15 retail banks in the South Central region in the J.D. Power 2016 Retail Banking Satisfaction Study, based on 76,233 total responses, measuring opinions of consumers with their primary banking provider, surveyed April 2015-February 2016. Your experiences may vary.  Visit jdpower.com

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2016
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2016	3/31/2016	6/30/2015	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,214,040	$2,211,479	$2,255,485	$2,561	0.1%	$(41,445)	-1.8%
Securities AFS-nontaxable	99,296	105,844	120,330	(6,548)	-6.2%	(21,034)	-17.5%
Securities HTM-taxable	1,122,463	1,142,434	1,143,273	(19,971)	-1.7%	(20,810)	-1.8%
Securities HTM-nontaxable	34,785	35,841	38,173	(1,056)	-2.9%	(3,388)	-8.9%
Total securities	3,470,584	3,495,598	3,557,261	(25,014)	-0.7%	(86,677)	-2.4%
Loans (including loans held for sale)	7,505,409	7,346,333	6,554,739	159,076	2.2%	950,670	14.5%
Acquired loans:
Noncovered loans	335,012	361,772	462,418	(26,760)	-7.4%	(127,406)	-27.6%
Covered loans	14,728	16,663	20,574	(1,935)	-11.6%	(5,846)	-28.4%
Fed funds sold and rev repos	1,263	382	557	881	n/m	706	n/m
Other earning assets	64,000	66,702	41,242	(2,702)	-4.1%	22,758	55.2%
Total earning assets	11,390,996	11,287,450	10,636,791	103,546	0.9%	754,205	7.1%
Allowance for loan losses	(83,614)	(81,138)	(84,331)	(2,476)	3.1%	717	-0.9%
Cash and due from banks	271,135	281,912	272,292	(10,777)	-3.8%	(1,157)	-0.4%
Other assets	1,240,846	1,253,282	1,288,507	(12,436)	-1.0%	(47,661)	-3.7%
Total assets	$12,819,363	$12,741,506	$12,113,259	$77,857	0.6%	$706,104	5.8%

Interest-bearing demand deposits	$1,830,107	$1,866,043	$1,924,447	$(35,936)	-1.9%	$(94,340)	-4.9%
Savings deposits	3,221,850	3,188,916	3,226,380	32,934	1.0%	(4,530)	-0.1%
Time deposits less than $100,000	978,678	994,406	1,101,477	(15,728)	-1.6%	(122,799)	-11.1%
Time deposits of $100,000 or more	699,886	683,170	751,129	16,716	2.4%	(51,243)	-6.8%
Total interest-bearing deposits	6,730,521	6,732,535	7,003,433	(2,014)	0.0%	(272,912)	-3.9%
Fed funds purchased and repos	488,512	517,180	497,606	(28,668)	-5.5%	(9,094)	-1.8%
Short-term borrowings	319,288	413,616	128,761	(94,328)	-22.8%	190,527	n/m
Long-term FHLB advances	597,269	501,144	1,213	96,125	19.2%	596,056	n/m
Subordinated notes	49,980	49,972	49,947	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,247,426	8,276,303	7,742,816	(28,877)	-0.3%	504,610	6.5%
Noninterest-bearing deposits	2,927,469	2,836,283	2,772,741	91,186	3.2%	154,728	5.6%
Other liabilities	131,627	134,236	143,201	(2,609)	-1.9%	(11,574)	-8.1%
Total liabilities	11,306,522	11,246,822	10,658,758	59,700	0.5%	647,764	6.1%
Shareholders' equity	1,512,841	1,494,684	1,454,501	18,157	1.2%	58,340	4.0%
Total liabilities and equity	$12,819,363	$12,741,506	$12,113,259	$77,857	0.6%	$706,104	5.8%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2016
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2016	3/31/2016	6/30/2015	$ Change	% Change	$ Change	% Change
Cash and due from banks	$322,049	$228,498	$255,050	$93,551	40.9%	$66,999	26.3%
Fed funds sold and rev repos	3,198	—	—	3,198	n/m	3,198	n/m
Securities available for sale	2,388,306	2,368,120	2,446,383	20,186	0.9%	(58,077)	-2.4%
Securities held to maturity	1,173,204	1,168,203	1,190,161	5,001	0.4%	(16,957)	-1.4%
Loans held for sale (LHFS)	213,546	191,028	147,539	22,518	11.8%	66,007	44.7%
Loans held for investment (LHFI)	7,405,181	7,268,022	6,447,073	137,159	1.9%	958,108	14.9%
Allowance for loan losses	(71,796)	(69,668)	(71,166)	(2,128)	3.1%	(630)	0.9%
Net LHFI	7,333,385	7,198,354	6,375,907	135,031	1.9%	957,478	15.0%
Acquired loans:
Noncovered loans	325,196	349,781	447,160	(24,585)	-7.0%	(121,964)	-27.3%
Covered loans	13,839	14,974	19,239	(1,135)	-7.6%	(5,400)	-28.1%
Allowance for loan losses, acquired loans	(12,480)	(13,535)	(12,629)	1,055	-7.8%	149	-1.2%
Net acquired loans	326,555	351,220	453,770	(24,665)	-7.0%	(127,215)	-28.0%
Net LHFI and acquired loans	7,659,940	7,549,574	6,829,677	110,366	1.5%	830,263	12.2%
Premises and equipment, net	192,732	194,453	196,220	(1,721)	-0.9%	(3,488)	-1.8%
Mortgage servicing rights	62,814	68,208	71,422	(5,394)	-7.9%	(8,608)	-12.1%
Goodwill	366,156	366,156	365,500	—	0.0%	656	0.2%
Identifiable intangible assets	24,058	25,751	32,042	(1,693)	-6.6%	(7,984)	-24.9%
Other real estate, excluding covered other real estate	69,502	71,806	90,748	(2,304)	-3.2%	(21,246)	-23.4%
Covered other real estate	388	496	3,755	(108)	-21.8%	(3,367)	-89.7%
FDIC indemnification asset	—	506	2,632	(506)	-100.0%	(2,632)	-100.0%
Other assets	554,456	542,397	551,319	12,059	2.2%	3,137	0.6%
Total assets	$13,030,349	$12,775,196	$12,182,448	$255,153	2.0%	$847,901	7.0%

Deposits:
Noninterest-bearing	$2,921,016	$2,874,306	$2,819,171	$46,710	1.6%	$101,845	3.6%
Interest-bearing	6,610,508	6,759,337	6,973,003	(148,829)	-2.2%	(362,495)	-5.2%
Total deposits	9,531,524	9,633,643	9,792,174	(102,119)	-1.1%	(260,650)	-2.7%
Fed funds purchased and repos	606,336	466,436	477,462	139,900	30.0%	128,874	27.0%
Short-term borrowings	360,434	411,385	201,744	(50,951)	-12.4%	158,690	78.7%
Long-term FHLB advances	751,106	501,124	1,204	249,982	49.9%	749,902	n/m
Subordinated notes	49,985	49,977	49,953	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Other liabilities	145,641	142,519	147,646	3,122	2.2%	(2,005)	-1.4%
Total liabilities	11,506,882	11,266,940	10,732,039	239,942	2.1%	774,843	7.2%
Common stock	14,090	14,093	14,076	(3)	0.0%	14	0.1%
Capital surplus	364,516	363,979	359,533	537	0.1%	4,983	1.4%
Retained earnings	1,157,025	1,151,757	1,117,993	5,268	0.5%	39,032	3.5%
Accum other comprehensive loss, net of tax	(12,164)	(21,573)	(41,193)	9,409	-43.6%	29,029	-70.5%
Total shareholders' equity	1,523,467	1,508,256	1,450,409	15,211	1.0%	73,058	5.0%
Total liabilities and equity	$13,030,349	$12,775,196	$12,182,448	$255,153	2.0%	$847,901	7.0%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2016
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2016	3/31/2016	6/30/2015	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$77,777	$76,235	$71,546	$1,542	2.0%	$6,231	8.7%
Interest and fees on acquired loans	8,051	7,022	12,557	1,029	14.7%	(4,506)	-35.9%
Interest on securities-taxable	19,402	20,086	19,731	(684)	-3.4%	(329)	-1.7%
Interest on securities-tax exempt-FTE	1,429	1,497	1,688	(68)	-4.5%	(259)	-15.3%
Interest on fed funds sold and rev repos	4	1	2	3	n/m	2	100.0%
Other interest income	200	230	392	(30)	-13.0%	(192)	-49.0%
Total interest income-FTE	106,863	105,071	105,916	1,792	1.7%	947	0.9%
Interest on deposits	3,122	3,038	3,204	84	2.8%	(82)	-2.6%
Interest on fed funds pch and repos	404	431	179	(27)	-6.3%	225	n/m
Other interest expense	2,428	2,389	1,614	39	1.6%	814	50.4%
Total interest expense	5,954	5,858	4,997	96	1.6%	957	19.2%
Net interest income-FTE	100,909	99,213	100,919	1,696	1.7%	(10)	0.0%
Provision for loan losses, LHFI	2,596	2,243	1,033	353	15.7%	1,563	n/m
Provision for loan losses, acquired loans	607	1,309	825	(702)	-53.6%	(218)	-26.4%
Net interest income after provision-FTE	97,706	95,661	99,061	2,045	2.1%	(1,355)	-1.4%
Service charges on deposit accounts	11,051	11,081	11,920	(30)	-0.3%	(869)	-7.3%
Insurance commissions	9,638	8,593	9,401	1,045	12.2%	237	2.5%
Wealth management	8,009	7,407	7,758	602	8.1%	251	3.2%
Bank card and other fees	7,436	6,918	7,416	518	7.5%	20	0.3%
Mortgage banking, net	6,721	8,699	9,481	(1,978)	-22.7%	(2,760)	-29.1%
Other, net	1,372	888	(433)	484	54.5%	1,805	n/m
Nonint inc-excl sec gains (losses), net	44,227	43,586	45,543	641	1.5%	(1,316)	-2.9%
Security gains (losses), net	-	(310)	—	310	-100.0%	-	n/m
Total noninterest income	44,227	43,276	45,543	951	2.2%	(1,316)	-2.9%
Salaries and employee benefits	67,018	57,201	57,393	9,817	17.2%	9,625	16.8%
Services and fees	14,522	14,475	15,005	47	0.3%	(483)	-3.2%
Net occupancy-premises	5,928	6,188	6,243	(260)	-4.2%	(315)	-5.0%
Equipment expense	5,896	6,094	5,903	(198)	-3.2%	(7)	-0.1%
FDIC assessment expense	2,959	2,811	2,615	148	5.3%	344	13.2%
ORE/Foreclosure expense	1,193	181	921	1,012	n/m	272	29.5%
Other expense	12,663	11,994	12,186	669	5.6%	477	3.9%
Total noninterest expense	110,179	98,944	100,266	11,235	11.4%	9,913	9.9%
Income before income taxes and tax eq adj	31,754	39,993	44,338	(8,239)	-20.6%	(12,584)	-28.4%
Tax equivalent adjustment	4,532	4,473	3,970	59	1.3%	562	14.2%
Income before income taxes	27,222	35,520	40,368	(8,298)	-23.4%	(13,146)	-32.6%
Income taxes	5,719	8,517	9,766	(2,798)	-32.9%	(4,047)	-41.4%
Net income	$21,503	$27,003	$30,602	$(5,500)	-20.4%	$(9,099)	-29.7%

Per share data
Earnings per share - basic	$0.32	$0.40	$0.45	$(0.08)	-20.0%	$(0.13)	-28.9%

Earnings per share - diluted	$0.32	$0.40	$0.45	$(0.08)	-20.0%	$(0.13)	-28.9%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	67,619,571	67,609,662	67,556,825

Diluted	67,770,174	67,746,592	67,685,449

Period end shares outstanding	67,623,601	67,639,832	67,557,395

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2016
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	6/30/2016	3/31/2016	6/30/2015	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$1,379	$1,788	$713	$(409)	-22.9%	$666	93.4%
Florida	1,806	4,952	7,892	(3,146)	-63.5%	(6,086)	-77.1%
Mississippi (2)	54,543	56,590	52,051	(2,047)	-3.6%	2,492	4.8%
Tennessee (3)	5,345	5,849	5,468	(504)	-8.6%	(123)	-2.2%
Texas	2,055	1,515	2,314	540	35.6%	(259)	-11.2%
Total nonaccrual loans	65,128	70,694	68,438	(5,566)	-7.9%	(3,310)	-4.8%
Other real estate
Alabama	18,031	19,137	21,849	(1,106)	-5.8%	(3,818)	-17.5%
Florida	28,052	27,907	31,059	145	0.5%	(3,007)	-9.7%
Mississippi (2)	14,435	14,511	14,094	(76)	-0.5%	341	2.4%
Tennessee (3)	7,432	8,699	9,707	(1,267)	-14.6%	(2,275)	-23.4%
Texas	1,552	1,552	14,039	-	0.0%	(12,487)	-88.9%
Total other real estate	69,502	71,806	90,748	(2,304)	-3.2%	(21,246)	-23.4%
Total nonperforming assets	$134,630	$142,500	$159,186	$(7,870)	-5.5%	$(24,556)	-15.4%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$3,382	$611	$1,771	$2,771	n/m	$1,611	91.0%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$23,473	$24,110	$11,987	$(637)	-2.6%	$11,486	95.8%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	6/30/2016	3/31/2016	6/30/2015	$ Change	% Change	$ Change	% Change
Beginning Balance	$69,668	$67,619	$71,321	$2,049	3.0%	$(1,653)	-2.3%
Provision for loan losses	2,596	2,243	1,033	353	15.7%	1,563	n/m
Charge-offs	(3,251)	(3,363)	(4,278)	112	-3.3%	1,027	-24.0%
Recoveries	2,783	3,169	3,090	(386)	-12.2%	(307)	-9.9%
Net (charge-offs) recoveries	(468)	(194)	(1,188)	(274)	n/m	720	-60.6%
Ending Balance	$71,796	$69,668	$71,166	$2,128	3.1%	$630	0.9%

PROVISION FOR LOAN LOSSES (4)
Alabama	$1,189	$540	$623	$649	n/m	$566	90.9%
Florida	(364)	(818)	(1,168)	454	-55.5%	804	-68.8%
Mississippi (2)	(833)	1,848	2,046	(2,681)	n/m	(2,879)	n/m
Tennessee (3)	726	138	(483)	588	n/m	1,209	n/m
Texas	1,878	535	15	1,343	n/m	1,863	n/m
Total provision for loan losses	$2,596	$2,243	$1,033	$353	15.7%	$1,563	n/m

NET CHARGE-OFFS (4)
Alabama	$436	$63	$216	$373	n/m	$220	n/m
Florida	(595)	(674)	539	79	-11.7%	(1,134)	n/m
Mississippi (2)	(237)	(74)	1,028	(163)	n/m	(1,265)	n/m
Tennessee (3)	252	8	105	244	n/m	147	n/m
Texas	612	871	(700)	(259)	-29.7%	1,312	n/m
Total net charge-offs (recoveries)	$468	$194	$1,188	$274	n/m	$(720)	-60.6%

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2016
($ in thousands)
(unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015
Securities AFS-taxable	$2,214,040	$2,211,479	$2,209,801	$2,269,763	$2,255,485	$2,212,760	$2,223,094
Securities AFS-nontaxable	99,296	105,844	110,290	116,290	120,330	102,570	123,956
Securities HTM-taxable	1,122,463	1,142,434	1,145,397	1,151,673	1,143,273	1,132,449	1,131,690
Securities HTM-nontaxable	34,785	35,841	35,755	36,278	38,173	35,313	39,780
Total securities	3,470,584	3,495,598	3,501,243	3,574,004	3,557,261	3,483,092	3,518,520
Loans (including loans held for sale)	7,505,409	7,346,333	7,089,672	6,771,947	6,554,739	7,425,871	6,558,066
Acquired loans:
Noncovered loans	335,012	361,772	384,306	421,262	462,418	348,392	482,365
Covered loans	14,728	16,663	18,341	18,982	20,574	15,696	22,075
Fed funds sold and rev repos	1,263	382	1,384	1,167	557	823	388
Other earning assets	64,000	66,702	68,016	58,534	41,242	65,351	43,791
Total earning assets	11,390,996	11,287,450	11,062,962	10,845,896	10,636,791	11,339,225	10,625,205
Allowance for loan losses	(83,614)	(81,138)	(78,652)	(84,482)	(84,331)	(82,376)	(83,168)
Cash and due from banks	271,135	281,912	272,562	266,174	272,292	276,524	281,222
Other assets	1,240,846	1,253,282	1,266,712	1,286,189	1,288,507	1,247,062	1,295,989
Total assets	$12,819,363	$12,741,506	$12,523,584	$12,313,777	$12,113,259	$12,780,435	$12,119,248

Interest-bearing demand deposits	$1,830,107	$1,866,043	$1,917,598	$1,915,567	$1,924,447	$1,848,075	$1,886,123
Savings deposits	3,221,850	3,188,916	2,963,318	3,059,183	3,226,380	3,205,383	3,239,411
Time deposits less than $100,000	978,678	994,406	1,033,233	1,072,373	1,101,477	986,542	1,120,588
Time deposits of $100,000 or more	699,886	683,170	687,635	712,910	751,129	691,528	768,326
Total interest-bearing deposits	6,730,521	6,732,535	6,601,784	6,760,033	7,003,433	6,731,528	7,014,448
Fed funds purchased and repos	488,512	517,180	563,424	528,232	497,606	502,846	459,617
Short-term borrowings	319,288	413,616	733,365	534,931	128,761	366,452	192,384
Long-term FHLB advances	597,269	501,144	50,078	1,195	1,213	549,207	1,228
Subordinated notes	49,980	49,972	49,964	49,955	49,947	49,976	49,943
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,247,426	8,276,303	8,060,471	7,936,202	7,742,816	8,261,865	7,779,476
Noninterest-bearing deposits	2,927,469	2,836,283	2,839,894	2,771,186	2,772,741	2,881,876	2,757,428
Other liabilities	131,627	134,236	141,925	137,134	143,201	132,931	136,561
Total liabilities	11,306,522	11,246,822	11,042,290	10,844,522	10,658,758	11,276,672	10,673,465
Shareholders' equity	1,512,841	1,494,684	1,481,294	1,469,255	1,454,501	1,503,763	1,445,783
Total liabilities and equity	$12,819,363	$12,741,506	$12,523,584	$12,313,777	$12,113,259	$12,780,435	$12,119,248

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2016
($ in thousands)
(unaudited)

PERIOD END BALANCES	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Cash and due from banks	$322,049	$228,498	$277,751	$220,052	$255,050
Fed funds sold and rev repos	3,198	—	250	—	—
Securities available for sale	2,388,306	2,368,120	2,345,422	2,382,822	2,446,383
Securities held to maturity	1,173,204	1,168,203	1,187,818	1,178,440	1,190,161
Loans held for sale (LHFS)	213,546	191,028	160,189	173,679	147,539
Loans held for investment (LHFI)	7,405,181	7,268,022	7,091,385	6,791,643	6,447,073
Allowance for loan losses	(71,796)	(69,668)	(67,619)	(65,607)	(71,166)
Net LHFI	7,333,385	7,198,354	7,023,766	6,726,036	6,375,907
Acquired loans:
Noncovered loans	325,196	349,781	372,711	400,528	447,160
Covered loans	13,839	14,974	17,700	18,645	19,239
Allowance for loan losses, acquired loans	(12,480)	(13,535)	(11,992)	(12,185)	(12,629)
Net acquired loans	326,555	351,220	378,419	406,988	453,770
Net LHFI and acquired loans	7,659,940	7,549,574	7,402,185	7,133,024	6,829,677
Premises and equipment, net	192,732	194,453	195,656	196,558	196,220
Mortgage servicing rights	62,814	68,208	74,007	69,809	71,422
Goodwill	366,156	366,156	366,156	365,500	365,500
Identifiable intangible assets	24,058	25,751	27,546	30,129	32,042
Other real estate, excluding covered other real estate	69,502	71,806	77,177	83,955	90,748
Covered other real estate	388	496	1,651	2,865	3,755
FDIC indemnification asset	-	506	738	1,749	2,632
Other assets	554,456	542,397	562,350	551,694	551,319
Total assets	$13,030,349	$12,775,196	$12,678,896	$12,390,276	$12,182,448

Deposits:
Noninterest-bearing	$2,921,016	$2,874,306	$2,998,694	$2,787,454	$2,819,171
Interest-bearing	6,610,508	6,759,337	6,589,536	6,624,950	6,973,003
Total deposits	9,531,524	9,633,643	9,588,230	9,412,404	9,792,174
Fed funds purchased and repos	606,336	466,436	441,042	534,204	477,462
Short-term borrowings	360,434	411,385	412,617	709,845	201,744
Long-term FHLB advances	751,106	501,124	501,155	1,173	1,204
Subordinated notes	49,985	49,977	49,969	49,961	49,953
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	145,641	142,519	150,970	144,077	147,646
Total liabilities	11,506,882	11,266,940	11,205,839	10,913,520	10,732,039
Common stock	14,090	14,093	14,076	14,076	14,076
Capital surplus	364,516	363,979	361,467	360,494	359,533
Retained earnings	1,157,025	1,151,757	1,142,908	1,130,766	1,117,993
Accum other comprehensive loss, net of tax	(12,164)	(21,573)	(45,394)	(28,580)	(41,193)
Total shareholders' equity	1,523,467	1,508,256	1,473,057	1,476,756	1,450,409
Total liabilities and equity	$13,030,349	$12,775,196	$12,678,896	$12,390,276	$12,182,448

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2016
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015
Interest and fees on LHFS & LHFI-FTE	$77,777	$76,235	$74,383	$72,951	$71,546	$154,012	$141,204
Interest and fees on acquired loans	8,051	7,022	11,910	11,607	12,557	15,073	27,635
Interest on securities-taxable	19,402	20,086	21,149	20,264	19,731	39,488	39,317
Interest on securities-tax exempt-FTE	1,429	1,497	1,565	1,609	1,688	2,926	3,477
Interest on fed funds sold and rev repos	4	1	4	2	2	5	2
Other interest income	200	230	402	392	392	430	785
Total interest income-FTE	106,863	105,071	109,413	106,825	105,916	211,934	212,420
Interest on deposits	3,122	3,038	3,000	3,147	3,204	6,160	6,451
Interest on fed funds pch and repos	404	431	274	205	179	835	322
Other interest expense	2,428	2,389	1,987	1,811	1,614	4,817	3,263
Total interest expense	5,954	5,858	5,261	5,163	4,997	11,812	10,036
Net interest income-FTE	100,909	99,213	104,152	101,662	100,919	200,122	202,384
Provision for loan losses, LHFI	2,596	2,243	3,043	2,514	1,033	4,839	2,818
Provision for loan losses, acquired loans	607	1,309	997	1,256	825	1,916	1,172
Net interest income after provision-FTE	97,706	95,661	100,112	97,892	99,061	193,367	198,394
Service charges on deposit accounts	11,051	11,081	11,961	12,400	11,920	22,132	23,005
Insurance commissions	9,638	8,593	8,501	9,906	9,401	18,231	18,017
Wealth management	8,009	7,407	7,831	7,790	7,758	15,416	15,748
Bank card and other fees	7,436	6,918	7,156	6,964	7,416	14,354	14,178
Mortgage banking, net	6,721	8,699	4,287	7,443	9,481	15,420	18,446
Other, net	1,372	888	(466)	1,470	(433)	2,260	(1,488)
Nonint inc-excl sec gains (losses), net	44,227	43,586	39,270	45,973	45,543	87,813	87,906
Security gains (losses), net	—	(310)	—	—	—	(310)	—
Total noninterest income	44,227	43,276	39,270	45,973	45,543	87,503	87,906
Salaries and employee benefits	67,018	57,201	57,366	58,270	57,393	124,219	114,562
Services and fees	14,522	14,475	13,717	14,691	15,005	28,997	29,126
Net occupancy-premises	5,928	6,188	6,304	6,580	6,243	12,116	12,434
Equipment expense	5,896	6,094	6,105	5,877	5,903	11,990	11,877
FDIC assessment expense	2,959	2,811	2,614	2,559	2,615	5,770	5,555
ORE/Foreclosure expense	1,193	181	(518)	3,385	921	1,374	2,036
Other expense	12,663	11,994	13,032	12,198	12,186	24,657	23,892
Total noninterest expense	110,179	98,944	98,620	103,560	100,266	209,123	199,482
Income before income taxes and tax eq adj	31,754	39,993	40,762	40,305	44,338	71,747	86,818
Tax equivalent adjustment	4,532	4,473	4,334	4,056	3,970	9,005	8,043
Income before income taxes	27,222	35,520	36,428	36,249	40,368	62,742	78,775
Income taxes	5,719	8,517	8,570	7,819	9,766	14,236	19,025
Net income	$21,503	$27,003	$27,858	$28,430	$30,602	$48,506	$59,750

Per share data
Earnings per share - basic	$0.32	$0.40	$0.41	$0.42	$0.45	$0.72	$0.88

Earnings per share - diluted	$0.32	$0.40	$0.41	$0.42	$0.45	$0.72	$0.88

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.46	$0.46

Weighted average shares outstanding
Basic	67,619,571	67,609,662	67,557,991	67,557,395	67,556,825	67,614,616	67,541,394

Diluted	67,770,174	67,746,592	67,734,109	67,707,456	67,685,449	67,761,315	67,662,757

Period end shares outstanding	67,623,601	67,639,832	67,559,128	67,557,395	67,557,395	67,623,601	67,557,395

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2016
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Nonaccrual loans
Alabama	$1,379	$1,788	$1,776	$1,306	$713
Florida	1,806	4,952	5,180	7,444	7,892
Mississippi (2)	54,543	56,590	40,754	44,955	52,051
Tennessee (3)	5,345	5,849	5,106	4,911	5,468
Texas	2,055	1,515	2,496	2,515	2,314
Total nonaccrual loans	65,128	70,694	55,312	61,131	68,438
Other real estate
Alabama	18,031	19,137	21,578	23,822	21,849
Florida	28,052	27,907	29,579	30,374	31,059
Mississippi (2)	14,435	14,511	14,312	13,180	14,094
Tennessee (3)	7,432	8,699	9,974	9,840	9,707
Texas	1,552	1,552	1,734	6,739	14,039
Total other real estate	69,502	71,806	77,177	83,955	90,748
Total nonperforming assets	$134,630	$142,500	$132,489	$145,086	$159,186

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$3,382	$611	$2,300	$9,224	$1,771

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$23,473	$24,110	$21,812	$15,165	$11,987

	Quarter Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES (4)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015
Beginning Balance	$69,668	$67,619	$65,607	$71,166	$71,321	$67,619	$69,616
Provision for loan losses	2,596	2,243	3,043	2,514	1,033	4,839	2,818
Charge-offs	(3,251)	(3,363)	(3,781)	(11,406)	(4,278)	(6,614)	(7,282)
Recoveries	2,783	3,169	2,750	3,333	3,090	5,952	6,014
Net charge-offs	(468)	(194)	(1,031)	(8,073)	(1,188)	(662)	(1,268)
Ending Balance	$71,796	$69,668	$67,619	$65,607	$71,166	$71,796	$71,166

PROVISION FOR LOAN LOSSES (4)
Alabama	$1,189	$540	$1,453	$(70)	$623	$1,729	$1,384
Florida	(364)	(818)	(1,357)	(1,430)	(1,168)	(1,182)	665
Mississippi (2)	(833)	1,848	1,842	4,221	2,046	1,015	(683)
Tennessee (3)	726	138	182	(1,050)	(483)	864	949
Texas	1,878	535	923	843	15	2,413	503
Total provision for loan losses	$2,596	$2,243	$3,043	$2,514	$1,033	$4,839	$2,818

NET CHARGE-OFFS (4)
Alabama	$436	$63	$422	$163	$216	$499	$360
Florida	(595)	(674)	(389)	(1,090)	539	(1,269)	511
Mississippi (2)	(237)	(74)	925	7,391	1,028	(311)	1,171
Tennessee (3)	252	8	188	448	105	260	(111)
Texas	612	871	(115)	1,161	(700)	1,483	(663)
Total net charge-offs	$468	$194	$1,031	$8,073	$1,188	$662	$1,268

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2016
(unaudited)

	Quarter Ended					Six Months Ended
FINANCIAL RATIOS AND OTHER DATA	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015
Return on equity	5.72%	7.27%	7.46%	7.68%	8.44%	6.49%	8.33%
Return on average tangible equity	8.08%	10.26%	10.61%	10.96%	12.05%	9.16%	11.96%
Return on assets	0.67%	0.85%	0.88%	0.92%	1.01%	0.76%	0.99%
Interest margin - Yield - FTE	3.77%	3.74%	3.92%	3.91%	3.99%	3.76%	4.03%
Interest margin - Cost	0.21%	0.21%	0.19%	0.19%	0.19%	0.21%	0.19%
Net interest margin - FTE	3.56%	3.54%	3.74%	3.72%	3.81%	3.55%	3.84%
Efficiency ratio (1)	67.20%	66.87%	66.03%	67.87%	66.00%	67.04%	66.23%
Full-time equivalent employees	2,818	2,946	2,941	2,963	2,989

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	0.03%	0.01%	0.06%	0.47%	0.07%	0.02%	0.04%
Provision for loan losses/average loans	0.14%	0.12%	0.17%	0.15%	0.06%	0.13%	0.09%
Nonperforming loans/total loans (incl LHFS)	0.85%	0.95%	0.76%	0.88%	1.04%
Nonperforming assets/total loans (incl LHFS)	1.77%	1.91%	1.83%	2.08%	2.41%
Nonperforming assets/total loans (incl LHFS) +ORE	1.75%	1.89%	1.81%	2.06%	2.38%
ALL/total loans (excl LHFS)	0.97%	0.96%	0.95%	0.97%	1.10%
ALL-commercial/total commercial loans	1.05%	1.06%	1.05%	1.07%	1.30%
ALL-consumer/total consumer and home mortgage loans	0.70%	0.65%	0.66%	0.67%	0.59%
ALL/nonperforming loans	110.24%	98.55%	122.25%	107.32%	103.99%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	231.13%	203.24%	210.32%	206.72%	192.60%

CAPITAL RATIOS
Total equity/total assets	11.69%	11.81%	11.62%	11.92%	11.91%
Tangible equity/tangible assets	8.97%	9.01%	8.79%	9.01%	8.93%
Tangible equity/risk-weighted assets	11.85%	11.84%	11.68%	12.24%	12.34%
Tier 1 leverage ratio	9.93%	9.93%	10.03%	10.09%	10.14%
Common equity tier 1 capital ratio	12.32%	12.41%	12.57%	13.00%	13.28%
Tier 1 risk-based capital ratio	12.94%	13.04%	13.21%	13.66%	13.97%
Total risk-based capital ratio	13.82%	13.92%	14.07%	14.66%	15.07%

STOCK PERFORMANCE
Market value-Close	$24.85	$23.03	$23.04	$23.17	$24.98
Book value	$22.53	$22.30	$21.80	$21.86	$21.47
Tangible book value	$16.76	$16.50	$15.98	$16.00	$15.58

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.
(2) - Excludes acquired loans and covered other real estate

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2016
($ in thousands)
(unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$61,359	$63,814	$68,135	$71,282	$74,409
Issued by U.S. Government sponsored agencies	286	286	281	23,016	33,009
Obligations of states and political subdivisions	129,285	135,655	138,609	147,794	151,322
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	29,282	25,081	25,812	26,651	20,651
Issued by FNMA and FHLMC	428,542	330,558	225,542	177,411	185,651
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,474,357	1,540,541	1,582,860	1,630,402	1,662,476
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	265,195	272,185	279,226	279,609	290,398
Asset-backed securities and structured financial products	—	—	24,957	26,657	28,467
Total securities available for sale	$2,388,306	$2,368,120	$2,345,422	$2,382,822	$2,446,383

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$31,142	$63,085	$101,782	$101,578	$101,374
Obligations of states and political subdivisions	53,473	54,278	55,892	56,661	56,978
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	16,415	16,590	17,363	17,783	18,265
Issued by FNMA and FHLMC	42,267	9,871	10,368	10,669	10,965
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	824,175	818,201	820,012	808,763	838,989
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	205,732	206,178	182,401	182,986	163,590
Total securities held to maturity	$1,173,204	$1,168,203	$1,187,818	$1,178,440	$1,190,161

During 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At June 30, 2016, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive (loss) income in the accompanying balance sheet totaled approximately $28.3 million ($17.5 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 95% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2016
($ in thousands)
(unaudited)

Note 2 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Loans secured by real estate:
Construction, land development and other land loans	$718,438	$697,500	$824,723	$785,472	$682,444
Secured by 1-4 family residential properties	1,620,013	1,640,015	1,649,501	1,638,639	1,637,933
Secured by nonfarm, nonresidential properties	1,900,784	1,893,240	1,736,476	1,604,453	1,567,035
Other real estate secured	323,734	273,752	211,228	225,523	240,056
Commercial and industrial loans	1,466,511	1,368,464	1,343,211	1,270,277	1,219,684
Consumer loans	166,436	164,544	169,135	169,509	165,215
State and other political subdivision loans	805,401	787,049	734,615	677,539	574,265
Other loans	403,864	443,458	422,496	420,231	360,441
LHFI	7,405,181	7,268,022	7,091,385	6,791,643	6,447,073
Allowance for loan losses	(71,796)	(69,668)	(67,619)	(65,607)	(71,166)
Net LHFI	$7,333,385	$7,198,354	$7,023,766	$6,726,036	$6,375,907

ACQUIRED NONCOVERED LOANS BY TYPE	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Loans secured by real estate:
Construction, land development and other land loans	$37,682	$41,097	$41,623	$45,299	$50,867
Secured by 1-4 family residential properties	73,313	81,314	86,950	96,870	101,027
Secured by nonfarm, nonresidential properties	115,989	126,177	135,626	146,614	168,698
Other real estate secured	24,015	24,374	23,860	23,816	25,666
Commercial and industrial loans	49,639	51,663	55,075	57,748	73,732
Consumer loans	4,295	5,027	5,641	6,295	7,273
Other loans	20,263	20,129	23,936	23,886	19,897
Noncovered loans	325,196	349,781	372,711	400,528	447,160
Allowance for loan losses	(12,218)	(13,212)	(11,259)	(11,417)	(11,927)
Net noncovered loans	$312,978	$336,569	$361,452	$389,111	$435,233

ACQUIRED COVERED LOANS BY TYPE	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Loans secured by real estate:
Construction, land development and other land loans	$334	$387	$1,021	$966	$904
Secured by 1-4 family residential properties	8,363	8,564	10,058	10,546	11,080
Secured by nonfarm, nonresidential properties	3,709	3,679	4,638	5,363	5,206
Other real estate secured	1,257	1,132	1,286	1,511	1,622
Commercial and industrial loans	121	1,143	624	205	371
Consumer loans	—	—	—	—	—
Other loans	55	69	73	54	56
Covered loans	13,839	14,974	17,700	18,645	19,239
Allowance for loan losses	(262)	(323)	(733)	(768)	(702)
Net covered loans	$13,577	$14,651	$16,967	$17,877	$18,537

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2016
($ in thousands)
(unaudited)

Note 2 – Loan Composition (continued)

	June 30, 2016
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$718,438	$135,760	$60,555	$263,590	$39,429	$219,104
Secured by 1-4 family residential properties	1,620,013	66,770	48,831	1,379,746	106,845	17,821
Secured by nonfarm, nonresidential properties	1,900,784	268,607	161,025	878,342	137,101	455,709
Other real estate secured	323,734	19,172	4,285	144,120	33,028	123,129
Commercial and industrial loans	1,466,511	132,295	16,788	746,681	274,851	295,896
Consumer loans	166,436	19,229	3,175	123,956	17,807	2,269
State and other political subdivision loans	805,401	62,656	29,902	537,269	30,265	145,309
Other loans	403,864	37,703	19,402	264,620	40,707	41,432
Loans	$7,405,181	$742,192	$343,963	$4,338,324	$680,033	$1,300,669

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$56,331	$11,135	$19,657	$18,974	$3,420	$3,145
Development	58,621	6,908	6,084	26,007	681	18,941
Unimproved land	113,354	15,635	17,240	44,565	17,441	18,473
1-4 family construction	169,967	39,818	9,888	71,814	2,117	46,330
Other construction	320,165	62,264	7,686	102,230	15,770	132,215
Construction, land development and other land loans	$718,438	$135,760	$60,555	$263,590	$39,429	$219,104

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$291,267	$83,170	$36,264	$98,482	$20,141	$53,210
Office	220,773	30,879	29,886	80,288	6,507	73,213
Nursing homes/assisted living	108,982	—	—	103,691	5,291	—
Hotel/motel	181,738	37,641	19,481	44,432	31,788	48,396
Mini-storage	110,733	5,259	5,574	52,453	548	46,899
Industrial	86,429	18,173	9,365	16,447	4,357	38,087
Health care	26,461	2,222	849	23,390	—	—
Convenience stores	17,817	227	—	10,192	1,060	6,338
Other	74,425	6,188	11,059	24,706	3,072	29,400
Total income producing loans	1,118,625	183,759	112,478	454,081	72,764	295,543

Owner-occupied:
Office	143,101	14,698	22,726	77,502	8,208	19,967
Churches	89,589	8,907	2,157	45,630	24,262	8,633
Industrial warehouses	127,959	6,508	3,838	60,985	10,826	45,802
Health care	117,189	20,453	6,311	62,472	8,179	19,774
Convenience stores	81,780	7,197	2,425	48,219	1,308	22,631
Retail	34,116	3,976	5,735	18,470	2,128	3,807
Restaurants	35,019	3,656	1,677	23,948	3,582	2,156
Auto dealerships	13,676	7,926	44	4,536	1,170	—
Other	139,730	11,527	3,634	82,499	4,674	37,396
Total owner-occupied loans	782,159	84,848	48,547	424,261	64,337	160,166
Loans secured by nonfarm, nonresidential properties	$1,900,784	$268,607	$161,025	$878,342	$137,101	$455,709

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2016
($ in thousands)
(unaudited)

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015
Securities – taxable	2.34%	2.41%	2.50%	2.35%	2.33%	2.37%	2.36%
Securities – nontaxable	4.29%	4.25%	4.25%	4.18%	4.27%	4.27%	4.28%
Securities – total	2.41%	2.48%	2.57%	2.43%	2.42%	2.45%	2.45%
Loans - LHFI & LHFS	4.17%	4.17%	4.16%	4.27%	4.38%	4.17%	4.34%
Acquired loans	9.26%	7.46%	11.74%	10.46%	10.43%	8.33%	11.05%
Loans - total	4.39%	4.33%	4.57%	4.65%	4.79%	4.36%	4.82%
FF sold & rev repo	1.27%	1.05%	1.15%	0.68%	1.44%	1.22%	1.04%
Other earning assets	1.26%	1.39%	2.34%	2.66%	3.81%	1.32%	3.61%
Total earning assets	3.77%	3.74%	3.92%	3.91%	3.99%	3.76%	4.03%

Interest-bearing deposits	0.19%	0.18%	0.18%	0.18%	0.18%	0.18%	0.19%
FF pch & repo	0.33%	0.34%	0.19%	0.15%	0.14%	0.33%	0.14%
Other borrowings	0.95%	0.94%	0.88%	1.11%	2.68%	0.94%	2.15%
Total interest-bearing liabilities	0.29%	0.28%	0.26%	0.26%	0.26%	0.29%	0.26%

Net interest margin	3.56%	3.54%	3.74%	3.72%	3.81%	3.55%	3.84%
Net interest margin excluding acquired loans	3.38%	3.40%	3.43%	3.43%	3.49%	3.39%	3.48%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.  The net interest margin increased 2 basis points during the second quarter of 2016.  This increase was primarily due to an increase in recoveries on acquired loans of $1.6 million during the second quarter of 2016 compared to the first quarter of 2016.

The net interest margin included yield maintenance payments on prepaid securities of $33 thousand during the second quarter of 2016 compared to $389 thousand during the first quarter of 2016.  Excluding the yield maintenance payments on prepaid securities, the net interest margin excluding acquired loans was not impacted during the second quarter of 2016 and totaled 3.38% during the first quarter of 2016.

Note 4 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net negative ineffectiveness of $1.9 million for the quarter ended June 30, 2016 compared to a net positive ineffectiveness of $2.1 million for the quarter ended June 30, 2015.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015
Mortgage servicing income, net	$5,177	$5,058	$5,126	$4,906	$4,696	$10,235	$9,593
Change in fair value-MSR from runoff	(2,500)	(2,005)	(2,091)	(2,636)	(2,587)	(4,505)	(4,800)
Gain on sales of loans, net	5,480	2,591	4,656	4,479	5,114	8,071	8,830
Other, net	498	2,642	(1,433)	215	206	3,140	1,451
Mortgage banking income before hedge ineffectiveness	8,655	8,286	6,258	6,964	7,429	16,941	15,074
Change in fair value-MSR from market changes	(7,033)	(6,866)	2,010	(4,141)	6,076	(13,899)	3,708
Change in fair value of derivatives	5,099	7,279	(3,981)	4,620	(4,024)	12,378	(336)
Net (negative) positive hedge ineffectiveness	(1,934)	413	(1,971)	479	2,052	(1,521)	3,372
Mortgage banking, net	$6,721	$8,699	$4,287	$7,443	$9,481	$15,420	$18,446

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2016
($ in thousands)
(unaudited)

Note 5 – Salaries and Employee Benefit Plans

Early Retirement Program

In April 2016, Trustmark announced a voluntary early retirement program for associates age 60 and above with five or more years of service.  The cost of this program is reflected in a one-time, pre-tax charge of approximately $9.3 million (salaries and benefits of $9.1 million and other miscellaneous expense of $230 thousand), or $0.085 per basic share net of tax, in Trustmark’s second quarter 2016 earnings.  During the second half of 2016, pre-tax salary and employee benefits expense savings resulting from the implementation of the early retirement program are expected to total $4.2 million, or $0.039 per basic share net of tax.  In 2017, these pre-tax salary and employee benefits expense savings are expected to total approximately $8.5 million, or $0.077 per basic share net of tax.

Defined Benefit Pension Plan

Trustmark maintains a noncontributory tax-qualified defined benefit pension plan (the “Plan”), in which substantially all associates who began employment prior to 2007 participate. The Plan provides retirement benefits that are based on the length of credited service and final average compensation, as defined in the Plan, and vest upon three years of service. Benefit accruals under the Plan have been frozen since 2009, with the exception of certain associates covered through plans obtained in acquisitions that were subsequently merged into the Plan. Other than the associates covered through these acquired plans that were merged into the Plan, associates have not earned additional benefits, except for interest as required by law, since the Plan was frozen. Current and former associates who participate in the Plan retain their right to receive benefits that accrued before the Plan was frozen.

On July 26, 2016, the Board of Directors of Trustmark authorized the termination of the Plan, effective as of December 31, 2016. To satisfy commitments made by Trustmark to associates (collectively, the “Continuing Associates”) covered through acquired plans that were merged into the Plan, the Board also approved the spin-off of the portion of the Plan associated with the accrued benefits of Continuing Associates into a new plan titled the Trustmark Corporation Pension Plan for Certain Employees of Acquired Financial Institutions (the “Spin-Off Plan”), effective as of December 31, 2016, immediately prior to the termination of the Plan.

In order to terminate the Plan, in accordance with Internal Revenue Service and Pension Benefit Guaranty Corporation requirements, Trustmark is required to fully fund the Plan on a termination basis (approximately $67 million after giving effect to the necessary transfer of Plan assets to the Spin-Off Plan) and will contribute the additional assets necessary to do so. The final distributions will be made from current plan assets of approximately $55 million and a one-time pension settlement expense of approximately $12 million (pre-tax) will be recognized when paid by Trustmark during the second quarter of 2017.  Further, as a result of Trustmark’s de-risking investment strategy for the Plan as of June 30, 2016, the expected rate of return on Plan assets during the second half of 2016 will be decreased from 6% to 2.5%. Accordingly, Trustmark anticipates that its periodic benefit cost for the Plan for this period will increase by approximately $1.2 million (pre-tax).  Participants in the Plan will have a choice of receiving a lump sum cash payment or annuity payments under a group annuity contract purchased from an insurance carrier, subject to certain exceptions. As a result of the termination of the Plan, each participant will become fully vested in his or her accrued benefits under the Plan.

After the distribution of Plan assets during the second quarter of 2017, Trustmark estimates that its projected benefit obligation and annual pension expense related to the Spin-Off Plan will be approximately $10 million and $900 thousand (pre-tax), respectively, and these actions will reduce annual pension expense by approximately $3-$4 million (pre-tax).

The Board reserved the right to defer or revoke the termination of the Plan if circumstances change such that deferral or revocation would be warranted, but has no intent to do so at this time.

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015
Partnership amortization for tax credit purposes	$(2,479)	$(2,479)	$(3,015)	$(2,083)	$(2,480)	$(4,958)	$(4,952)
(Decrease) increase in FDIC indemnification asset	(118)	(99)	(827)	82	(1,798)	(217)	(2,768)
Increase in life insurance cash surrender value	1,702	1,692	1,667	1,687	1,673	3,394	3,348
Other miscellaneous income	2,267	1,774	1,709	1,784	2,172	4,041	2,884
Total other, net	$1,372	$888	$(466)	$1,470	$(433)	$2,260	$(1,488)

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015
Loan expense	$3,024	$3,043	$3,356	$3,416	$3,342	$6,067	$6,063
Amortization of intangibles	1,692	1,796	1,927	1,942	1,959	3,488	3,950
Other miscellaneous expense	7,947	7,155	7,749	6,840	6,885	15,102	13,879
Total other expense	$12,663	$11,994	$13,032	$12,198	$12,186	$24,657	$23,892

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2016
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2016
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Six Months Ended
		6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,512,841	$1,494,684	$1,481,294	$1,469,255	$1,454,501	$1,503,763	$1,445,783
Less: Goodwill		(366,156)	(366,156)	(365,945)	(365,500)	(365,500)	(366,156)	(365,500)
Identifiable intangible assets		(24,961)	(26,709)	(28,851)	(31,144)	(30,385)	(25,835)	(31,386)
Total average tangible equity		$1,121,724	$1,101,819	$1,086,498	$1,072,611	$1,058,616	$1,111,772	$1,048,897

PERIOD END BALANCES
Total shareholders' equity		$1,523,467	$1,508,256	$1,473,057	$1,476,756	$1,450,409
Less: Goodwill		(366,156)	(366,156)	(366,156)	(365,500)	(365,500)
Identifiable intangible assets		(24,058)	(25,751)	(27,546)	(30,129)	(32,042)
Total tangible equity	(a)	$1,133,253	$1,116,349	$1,079,355	$1,081,127	$1,052,867

TANGIBLE ASSETS
Total assets		$13,030,349	$12,775,196	$12,678,896	$12,390,276	$12,182,448
Less: Goodwill		(366,156)	(366,156)	(366,156)	(365,500)	(365,500)
Identifiable intangible assets		(24,058)	(25,751)	(27,546)	(30,129)	(32,042)
Total tangible assets	(b)	$12,640,135	$12,383,289	$12,285,194	$11,994,647	$11,784,906
Risk-weighted assets	(c)	$9,559,816	$9,431,021	$9,242,902	$8,831,355	$8,530,144

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$21,503	$27,003	$27,858	$28,430	$30,602	$48,506	$59,750
Plus: Intangible amortization net of tax		1,045	1,109	1,191	1,199	1,210	2,154	2,439
Net income adjusted for intangible amortization		$22,548	$28,112	$29,049	$29,629	$31,812	$50,660	$62,189
Period end common shares outstanding	(d)	67,623,601	67,639,832	67,559,128	67,557,395	67,557,395

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		8.08%	10.26%	10.61%	10.96%	12.05%	9.16%	11.96%
Tangible equity/tangible assets	(a)/(b)	8.97%	9.01%	8.79%	9.01%	8.93%
Tangible equity/risk-weighted assets	(a)/(c)	11.85%	11.84%	11.68%	12.24%	12.34%
Tangible book value	(a)/(d)*1,000	$16.76	$16.50	$15.98	$16.00	$15.58

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,523,467	$1,508,256	$1,473,057	$1,476,756	$1,450,409
AOCI-related adjustments		12,164	21,573	45,394	28,580	41,193
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(348,158)	(348,515)	(348,873)	(348,587)	(348,940)
Other adjustments and deductions for CET1 (2)		(10,042)	(10,861)	(7,980)	(8,888)	(9,568)
CET1 capital	(e)	1,177,431	1,170,453	1,161,598	1,147,861	1,133,094
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		(328)	(434)	(1,063)	(1,287)	(1,571)
Additional tier 1 capital		59,672	59,566	58,937	58,713	58,429
Tier 1 capital		$1,237,103	$1,230,019	$1,220,535	$1,206,574	$1,191,523

Common equity tier 1 capital ratio	(e)/(c)	12.32%	12.41%	12.57%	13.00%	13.28%

(1) Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity

(2) Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2016
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures, including net income adjusted for significant non-routine transactions, because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance.  Trustmark views net income adjusted for significant non-routine transactions as a measure of our core operating business, which excludes the impact of the items detailed below, as these items are generally not operational in nature.  This non-GAAP measure also provides another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items.  Readers are cautioned that these adjustments are not permitted under GAAP.  Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented ($ in thousands, except per share data):

	Quarter Ended				Six Months Ended
	6/30/2016		6/30/2015		6/30/2016		6/30/2015
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net Income (GAAP)	$21,503	$0.317	$30,602	$0.452	$48,506	$0.716	$59,750	$0.883

Significant non-routine transactions (net of taxes):
Non-routine early retirement
program expense	5,738	0.085	—	—	5,738	0.085	—	—
Net Income adjusted for significant
non-routine transactions (Non-GAAP)	$27,241	$0.402	$30,602	$0.452	$54,244	$0.801	$59,750	$0.883

	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)
Return on equity	5.72%	7.24%	8.44%	n/a	6.49%	7.25%	8.33%	n/a
Return on average tangible equity	8.08%	10.14%	12.05%	n/a	9.16%	10.20%	11.96%	n/a
Return on assets	0.67%	0.85%	1.01%	n/a	0.76%	0.85%	0.99%	n/a

n/a - not applicable